SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934


PITTSBURGH & WEST VIRGINIA RAILROAD
(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania
(State or Other Jurisdiction of Incorporation)



        1-5447                                 25-6002536
(Commission File Number)       (I.R.S. Employer Identification No.)


55 Edison Avenue, West Babylon, New York     11704
(Address of Principal Executive Offices) (Zip Code)

                   (212) 750-0373
 (Registrant's Telephone Number, Including Area Code)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFT|R 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))


[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))





SECTION 8: OTHER EVENTS

Item 8.01

	On August 31, Pittsburgh & West Virginia Railroad ("PW" or "Trust") released a press release announcing the filing of a preliminary registration statement on Form S-4 (the "Registration Statement") with the Securities Exchange Commission (the "SEC") to effect a corporate reorganization (the "Reorganization") as part of its previously announced expansion of its business plan.

       The Board of Trustees believes the Company's broadened investment strategy should create shareholder value and should enable the Company to capitalize on its public real estate investment trust ("REIT") status and the significant opportunities that exist in transportation and energy infrastructure industry. The Company's real asset infrastructure investment strategy is expected to build upon on its historical ownership of the Pittsburgh & West Virginia Railroad, which is currently triple-net leased to Norfolk Southern Corporation. Currently, the Company is pursuing opportunities in the energy and transportation sectors.

          The Board of Trustees believes the Reorganization is in the best interest of the Company as it pursues growth as an infrastructure REIT. The Board of Trustees believe the Reorganization should provide the Company with greater access to the capital markets, more flexibility in structuring transactions and that the "Power REIT" name is aligned with the Company's business plan.

       The Registration Statement is available on the SEC's website at www.sec.gov. The Registration Statement was filed to effect the Reorganization which consists of the reincorporation of the Company from the Commonwealth of Pennsylvania to the State of Maryland and to establish a corporate form that conforms to current REIT industry.

       The Registration Statement has not yet become effective and the information in the registration statement may be changed by the Company. The Company currently expects to complete the Reorganization immediately following the effectiveness of its Registration Statement, subject to receipt of any required regulatory approvals. It is possible that factors outside the control of the Company could result in the Reorganization being completed at a later time, or not at all or that the Board of Trustees may, in their sole discretion and without notice to you, cancel or modify the Reorganization at any
time for any reason.    Neither the registration statement nor this
press release is an offer to sell securities nor are they solicitations of an offer to buy or sell securities in any jurisdiction where the offer or sale is not permitted.

Summary of Reorganization

       The Board of Trustees of PW and the Board of Trustees of POWER REIT, a Maryland REIT trust and wholly-owned subsidiary of PW ("Power REIT", and together with PW and each of their direct and indirect subsidiaries, the "Company"), have each approved the reincorporation of PW from the Commonwealth of Pennsylvania to the State of Maryland, which will be accomplished through the merger (the "Reincorporation Merger") of PW with POWER REIT PA, a Pennsylvania limited liability company and wholly-owned subsidiary of Power REIT ("Power REIT PA"). The Reincorporation Merger will be completed pursuant to an Agreement and Plan of Merger (the "Merger Agreement") substantially in the form attached as an exhibit to the Registration Statement.

       Upon the completion of the Reincorporation Merger, holders of PW common shares will receive one newly issued common share, no par value, of Power REIT for each common share of PW they own, and PW will survive the Reincorporation Merger as a wholly-owned subsidiary of Power REIT. Other than the exchange of shares described in the preceding sentence, no new shares are being issued, and Power REIT will have the same number of shares outstanding as PW following the Reincorporation Merger.

       Following the consummation of the Reincorporation Merger, Power REIT intends to reorganize itself into an umbrella partnership REIT structure (the "UPREIT Reorganization") by contributing the equity shares of PW to Power REIT LP, a newly-formed Delaware limited partnership (the "Operating Partnership"). The Operating Partnership will be controlled by Power REIT through a wholly-owned Delaware limited liability company to be formed as the sole general partner of the Operating Partnership (the "General Partner"). Upon the completion of the UPREIT Reorganization, Power REIT will initially own, directly and indirectly through the General Partner, all of the equity interests of the Operating Partnership, and PW will continue as a wholly-owned subsidiary of the Operating Partnership.

About Pittsburgh & West Virginia Railroad and Power REIT

Pittsburgh & West Virginia Railroad is an infrastructure REIT that is focused on acquiring and owning transportation and energy infrastructure assets. PW currently owns 112 miles of railroad between West Virginia and Ohio that is leased to Norfolk Southern Corporation. Power REIT is the successor entity to Pittsburgh & West Virginia Railroad and is domiciled in Maryland as a REIT trust.
Power REIT is seeking to pursue a business plan to create shareholder value by acquiring additional infrastructure assets consistent with maintaining REIT status. For more information, please visit www.pwreit.com.




A copy of this press release is attached to this report as Exhibit
99.1 and is incorporated herein by reference.



SECTION 9	FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit
No.	Description
99.1	Press Release of Pittsburgh & West Virginia Railroad
	dated August 31, 2011



SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date: 	August 31, 2011

PITTSBURGH & WEST VIRGINIA RAILROAD

By:        /s/ David H. Lesser
Name:		David H. Lesser
Title:     CEO and Chairman